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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2000 relating to the financial statements, which appears on page 35 of Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the incorporation by reference of our report dated April 28, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
December 5, 2000